Exhibit 99.1

Ariba Reports Third Quarter Results

Sunnyvale, CA, July 21, 2005 – Ariba®, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced financial results for the third quarter of fiscal year 2005 ended June 30, 2005.

Total revenues for the quarter were $77.7 million, as compared to $53.0 million for the third quarter of fiscal year 2004, an increase of 47 percent. License revenues for the quarter were $10.1 million, compared with $15.5 million for the third quarter of fiscal year 2004. Subscription and maintenance revenues were $30.2 million, compared with $21.0 million for the third quarter of fiscal year 2004. Services and other revenues for the quarter were $37.4 million, compared with $16.5 million for the third quarter of fiscal year 2004.

Net loss for the quarter was $288.7 million, or a loss of $4.52 per share, compared with a net loss for the third quarter of 2004 of $7.6 million, or $0.17 per share. The net loss for the quarter includes charges of approximately $5.1 million for amortization of intangible assets, $3.4 million for stock-based compensation, $247.8 million for goodwill impairment, and $34.6 million for restructuring and integration costs. Excluding these items, non-GAAP net income was $2.2 million, or $0.03 per share.

The results for the third quarter include the results from FreeMarkets, Inc., with which Ariba merged on July 1, 2004.

“I am pleased that we exceeded our previous guidance for both revenue and non-GAAP earnings per share,” said Bob Calderoni, CEO, Ariba. “We also continued to build positive momentum with our customers, including a couple of key deals that help validate our new strategic initiatives.”

New and Existing Customers Add Spend Management Solutions

As companies seek to generate cost savings, increase margins and accelerate positive bottom-line results, they continue to invest in Ariba Spend Management solutions. During the third quarter, Ariba added 21 new customers and extended agreements with more than 150 existing customers in Europe, Asia, and North America, including General Dynamics Corp., Goodyear Tire & Rubber Co., Royal Caribbean Cruises Ltd., Bell Canada, Giant Eagle, Inc., AXA, West Penn Allegheny Health System, Equity Office Properties Trust, O2 GmbH & Co OHG, and Capital One.

Conference Call Information

Ariba will host a conference call today, Thursday, July 21, 2005, at 2:00 p.m. PDT/5:00 p.m. EDT to discuss the results for the third quarter of fiscal year 2005. To join the call, please dial (800) 322-0079 in the United States and Canada, or (973) 409-9258 for other international locations. There will also be a live web broadcast available on the investor relations section of the company’s website at www.ariba.com or at www.vcall.com. A replay of this call will be available through Thursday, July 28, 2005 by dialing (877) 519-4471 in the United States and Canada, or (973) 341-3080 for other international location and entering ID # 6253037.

About Ariba, Inc.

Ariba, Inc. is the leading provider of Spend Management solutions to help companies realize rapid and sustainable bottom line results. Successful companies around the world in every industry use Ariba Spend Management software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

#  #  #

Copyright © 1996 – 2005 Ariba, Inc.

Ariba and the Ariba logo are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Sourcing, Ariba Invoice, Ariba Travel & Expense, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement and Ariba Spend Management Knowledge Base are trademarks or service marks of Ariba, Inc. Ariba Proprietary and Confidential. All rights reserved. Patents pending. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. For example, Ariba recently settled patent infringement filed against it by ePlus, Inc. for $37.0 million and incurred significant related legal expenses. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed December 14, 2004, in its Form 10-Q filed February 9, 2005, and in its Form 10-Q filed May 10, 2005.

Investor Contact:

John Ederer

Ariba, Inc.

(650) 390-1000

Media Contact:

Donna Maurillo

Ariba, Inc.

(650) 390-1773

2

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	June 30, 2005	September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$67,171	$74,031
Short-term investments	30,217	37,227
Restricted cash	1,345	45,623
Accounts receivable, net	45,089	48,071
Prepaid expenses and other current assets	12,600	10,795

Total current assets	156,422	215,747

Property and equipment, net	19,810	21,909
Long-term investments	18,373	29,676
Restricted cash, less current portion	31,580	26,862
Goodwill	328,692	574,679
Other intangible assets, net	46,375	62,249
Other assets	2,984	2,767

Total assets	$604,236	$933,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,495	$15,433
Accrued compensation and related liabilities	28,057	31,171
Accrued liabilities	24,322	69,570
Restructuring obligations	19,228	16,825
Deferred revenue	45,342	49,664
Deferred income - Softbank	13,388	—

Total current liabilities	144,832	182,663

Deferred rent obligations	22,237	21,406
Restructuring obligations, less current portion	69,653	41,042
Deferred revenue, less current portion	21,251	22,858
Deferred income - Softbank, less current portion	17,292	—

Total liabilities	275,265	267,969

Minority interests	141	19,547

Stockholders’ equity:
Common stock	132	125
Additional paid-in capital	4,993,352	4,963,002
Deferred stock-based compensation	(15,212)	(5,959)
Accumulated other comprehensive income	5,345	1,634
Accumulated deficit	(4,654,787)	(4,312,429)

Total stockholders’ equity	328,830	646,373

Total liabilities and stockholders’ equity	$604,236	$933,889

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004
Revenues:
License	$10,070	$15,475	$39,807	$50,091
Subscription and maintenance	30,213	20,988	92,865	64,584
Services and other	37,432	16,520	113,240	47,047

Total revenues	77,715	52,983	245,912	161,722

Cost of revenues: (1)
License	998	528	2,746	2,112
Subscription and maintenance	7,039	5,226	21,391	16,007
Services and other	30,483	15,128	91,868	40,921
Amortization of acquired technology and customer intangible assets	4,907	340	14,888	340

Total cost of revenues	43,427	21,222	130,893	59,380

Gross profit	34,288	31,761	115,019	102,342

Operating expenses:
Sales and marketing (1)	21,540	17,036	65,562	50,943
Research and development (1)	11,772	13,811	36,434	38,872
General and administrative	6,330	6,650	22,862	16,114
Other income - Softbank	(3,350)	—	(6,145)	—
Amortization of other intangible assets	200	149	598	225
Stock-based compensation	3,422	771	12,078	1,639
Restructuring and integration costs	34,570	1,820	38,669	(97)
Goodwill impairment	247,830	—	247,830	—
Litigation provision	—	—	37,000	—

Total operating expenses	322,314	40,237	454,888	107,696

Loss from operations	(288,026)	(8,476)	(339,869)	(5,354)
Interest and other income, net	349	723	3,604	2,494

Loss before income taxes and minority interests	(287,677)	(7,753)	(336,265)	(2,860)
Provision (benefit) for income taxes	1,039	174	6,076	(353)
Minority interests in net (loss) income of consolidated subsidiaries	(1)	(296)	17	(136)

Net loss	$(288,715)	$(7,631)	$(342,358)	$(2,371)

Net loss per share - basic and diluted (2)	$(4.52)	$(0.17)	$(5.40)	$(0.05)
Weighted average shares - basic and diluted (2)	63,839	45,454	63,355	45,256

(1)	Certain reclassifications, none of which affected net loss or net loss per share, have been made to prior period amounts to conform to the current period presentation. Specifically, the company reclassified certain operating expenses to cost of revenues totaling $5.6 million and $14.6 million in the three and nine months ended June 30, 2004, respectively, and $0.6 million in the three months ended December 31, 2004.
(2)	Reflects the one-for-six reverse split of the company’s outstanding common stock effected July 1, 2004.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

Three Months Ended June 30, 2005
Expense reconciliation:
GAAP revenue	$77,715
GAAP net loss	288,715

Total GAAP expenses	366,430

Amortization of intangible assets	(5,107)
Stock-based compensation	(3,422)
Goodwill impairment	(247,830)
Restructuring and integration costs	(34,570)

Total non-GAAP operating expenses	$75,501

Three Months Ended June 30, 2005
Net income (loss) reconciliation:
GAAP net loss	$(288,715)
Amortization of intangible assets	5,107
Stock-based compensation	3,422
Goodwill impairment	247,830
Restructuring and integration costs	34,570

Non-GAAP net income	$2,214

Three Months Ended June 30, 2005
Net income (loss) per share reconciliation:
GAAP net loss per share - basic	$(4.52)
Amortization of intangible assets	0.08
Stock-based compensation	0.05
Goodwill impairment	3.88
Restructuring and integration costs	0.54

Non-GAAP net income per share - basic	$0.03

Non-GAAP net income per share - diluted	$0.03

Weighted average shares - basic	63,839
Weighted average shares - diluted	66,190

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). In addition, this press release contains non-GAAP financial information. This non-GAAP financial information excludes the following types of costs and expenses that are included in GAAP: i) amortization of intangible assets, ii) stock-based compensation, iii) goodwill impairment, and iv) restructuring and integration costs. Management reviews this non-GAAP financial information in evaluating Ariba’s historical and projected financial performance, and believes that it may assist investors in assessing its ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We have provided a reconciliation of the non-GAAP financial information provided in this press release with the comparable financial information reported in accordance with GAAP for the given period.